                                                                 Exhibit (e)(2)

                                                       PLATINUM INVESTOR(R) VIP
                                              VARIABLE UNIVERSAL LIFE INSURANCE
                                                       SUPPLEMENTAL APPLICATION

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, ("USL")

A member company of American International Group, Inc.
Home Office: 830 Third Avenue, New York, NY 10022 . Administrative Center: P.O. Box 4880, Houston, TX 77210-4880
(This supplement must accompany the appropriate application for life insurance.)

NOTICE: The amount or the duration of the Death Benefit Proceeds and the Accumulation Value provided by the policy when based on the investment experience of a Separate Account, are variable, may increase or decrease, and not guaranteed as to the fixed dollar amount. Upon the owner's written request, USL will provide an illustration of the benefits and values of the policy, including the Death Benefits and the Accumulation Values.

The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF


     ------------------------   --------------------------------------
     Name of proposed insured   Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                                           PREMIUM   DEDUCTION
                                                          ALLOCATION ALLOCATION
                                                          ---------- ----------
(242) USL DECLARED FIXED INTEREST ACCOUNT................  ______%    ______%
AIM VARIABLE INSURANCE FUNDS.............................
(340/390-G) AIM V.I. International Growth*...............  ______%    ______%
THE ALGER AMERICAN FUND..................................
(342/392-G) Alger American Leveraged AllCap..............  ______%    ______%
(341/391-G) Alger American MidCap Growth.................  ______%    ______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC................
(343/393-G) VP Value.....................................  ______%    ______%
CREDIT SUISSE TRUST......................................
(344/394-G) Small Cap Growth*............................  ______%    ______%
FIDELITY VARIABLE INSURANCE PRODUCTS.....................
(348/398-G) VIP Asset Manager............................  ______%    ______%
(347/397-G) VIP Contrafund...............................  ______%    ______%
(345/395-G) VIP Equity-Income............................  ______%    ______%
(350/400-G) VIP Freedom 2020.............................  ______%    ______%
(351/401-G) VIP Freedom 2025.............................  ______%    ______%
(352/402-G) VIP Freedom 2030.............................  ______%    ______%
(346/396-G) VIP Growth...................................  ______%    ______%
(349/399-G) VIP Mid Cap..................................  ______%    ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST.....
(356/406-G) VIP Franklin Small Cap Value Securities*.....  ______%    ______%
(353/403-G) VIP Franklin U.S. Government.................  ______%    ______%
(354/404-G) VIP Mutual Shares Securities.................  ______%    ______%
(355/405-G) VIP Templeton Foreign Securities*............  ______%    ______%
JANUS ASPEN SERIES.......................................
(357/407-G) International Growth*........................  ______%    ______%
(358/408-G) Mid Cap Growth...............................  ______%    ______%
MFS VARIABLE INSURANCE TRUST.............................
(360/410-G) MFS VIT New Discovery*.......................  ______%    ______%
(359/409-G) MFS VIT Research.............................  ______%    ______%
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST...............
(361/411-G) AMT Mid-Cap Growth...........................  ______%    ______%
OPPENHEIMER VARIABLE ACCOUNT FUNDS.......................
(362/412-G) Oppenheimer Balanced.........................  ______%    ______%
(363/413-G) Oppenheimer Global Securities*...............  ______%    ______%
PIMCO VARIABLE INSURANCE TRUST...........................
(367/417-G) PIMCO VIT CommodityRealReturn Strategy*......  ______%    ______%
(365/415-G) PIMCO VIT Real Return........................  ______%    ______%
(364/414-G) PIMCO VIT Short-Term.........................  ______%    ______%
(366/416-G) PIMCO VIT Total Return.......................  ______%    ______%
PIONEER VARIABLE CONTRACTS TRUST.........................
(368/418-G) Pioneer Mid Cap Value VCT....................  ______%    ______%
PUTNAM VARIABLE TRUST....................................
(369/419-G) Putnam VT Diversified Income.................  ______%    ______%
(370/420-G) Putnam VT Int'l Growth and Income*...........  ______%    ______%
SUNAMERICA SERIES TRUST..................................
(372/422-G) ST Aggressive Growth.........................  ______%    ______%
(371/421-G) ST SunAmerica Balanced.......................  ______%    ______%
VALIC COMPANY I..........................................
(373/423-G) International Equities*......................  ______%    ______%
(374/424-G) Mid Cap Index................................  ______%    ______%
(375/425-G) Money Market I...............................  ______%    ______%
(376/426-G) Nasdaq-100 Index.............................  ______%    ______%
(379/429-G) Science & Technology.........................  ______%    ______%
(378/428-G) Small Cap Index*.............................  ______%    ______%
(377/427-G) Stock Index..................................  ______%    ______%
VAN KAMPEN LIFE INVESTMENT TRUST.........................
(382/432-G) LIT Growth and Income........................  ______%    ______%
VANGUARD VARIABLE INSURANCE FUND.........................
(380/430-G) VIF High Yield Bond..........................  ______%    ______%
(381/431-G) VIF REIT Index...............................  ______%    ______%
OTHER: __________________________________________________  ______%    ______%
                                                              100%       100%
--------
* If you select the Guaranteed Minimum Withdrawal Benefit (GMWB) Rider this investment option is designated as a Restricted Fund.

AGLC101859-NY

DOLLAR COST AVERAGING (DCA)

DOLLAR COST     ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be
AVERAGING (DCA) systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the investment options below. The
                USL Declared Fixed Interest Account is not available for DCA.
                Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMWB RIDER HAS BEEN CHOSEN.

Day of the month for transfers:     (Choose a day of the month between 1-28.)

Frequency of transfers: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

DCA to be made from the following investment option:

Transfer $                          ($100 MINIMUM, WHOLE DOLLARS ONLY)

AIM VARIABLE INSURANCE FUNDS...................................
(340) AIM V.I. International Growth............................ $ ____________
THE ALGER AMERICAN FUND........................................
(342) Alger American Leveraged AllCap.......................... $ ____________
(341) Alger American MidCap Growth............................. $ ____________
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC......................
(343) VP Value................................................. $ ____________
CREDIT SUISSE TRUST............................................
(344) Small Cap Growth......................................... $ ____________
FIDELITY VARIABLE INSURANCE PRODUCTS...........................
(348) VIP Asset Manager........................................ $ ____________
(347) VIP Contrafund........................................... $ ____________
(345) VIP Equity-Income........................................ $ ____________
(350) VIP Freedom 2020......................................... $ ____________
(351) VIP Freedom 2025......................................... $ ____________
(352) VIP Freedom 2030......................................... $ ____________
(346) VIP Growth............................................... $ ____________
(349) VIP Mid Cap.............................................. $ ____________
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST...........
(356) VIP Franklin Small Cap Value Securities.................. $ ____________
(353) VIP Franklin U.S. Government............................. $ ____________
(354) VIP Mutual Shares Securities............................. $ ____________
(355) VIP Templeton Foreign Securities......................... $ ____________
JANUS ASPEN SERIES.............................................
(357) International Growth..................................... $ ____________
(358) Mid Cap Growth........................................... $ ____________
MFS VARIABLE INSURANCE TRUST...................................
(360) MFS VIT New Discovery.................................... $ ____________
(359) MFS VIT Research......................................... $ ____________
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST.....................
(361) AMT Mid-Cap Growth....................................... $ ____________
OPPENHEIMER VARIABLE ACCOUNT FUNDS.............................
(362) Oppenheimer Balanced..................................... $ ____________
(363) Oppenheimer Global Securities............................ $ ____________
PIMCO VARIABLE INSURANCE TRUST.................................
(367) PIMCO VIT CommodityRealReturn Strategy................... $ ____________
(365) PIMCO VIT Real Return.................................... $ ____________
(364) PIMCO VIT Short-Term..................................... $ ____________
(366) PIMCO VIT Total Return................................... $ ____________
PIONEER VARIABLE CONTRACTS TRUST...............................
(368) Pioneer Mid Cap Value VCT................................ $ ____________
PUTNAM VARIABLE TRUST..........................................
(369) Putnam VT Diversified Income............................. $ ____________
(370) Putnam VT Int'l Growth and Income........................ $ ____________
SUNAMERICA SERIES TRUST........................................
(372) ST Aggressive Growth..................................... $ ____________
(371) ST SunAmerica Balanced................................... $ ____________
VALIC COMPANY I................................................
(373) International Equities................................... $ ____________
(374) Mid Cap Index............................................ $ ____________
(375) Money Market I........................................... $ ____________
(376) Nasdaq-100 Index......................................... $ ____________
(379) Science & Technology..................................... $ ____________
(378) Small Cap Index.......................................... $ ____________
(377) Stock Index.............................................. $ ____________
VAN KAMPEN LIFE INVESTMENT TRUST...............................
(382) LIT Growth and Income.................................... $ ____________
VANGUARD VARIABLE INSURANCE FUND...............................
(380) VIF High Yield Bond...................................... $ ____________
(381) VIF REIT Index........................................... $ ____________
OTHER: ________________________________________________________ $ ____________

AUTOMATIC REBALANCING

AUTOMATIC   ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division
REBALANCING assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the USL Declared
            Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

          CHECK HERE FOR AUTOMATIC
            REBALANCING FREQUENCY:  [ ] Quarterly [ ] Semiannually [ ] Annually

          NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING IS REQUIRED IF THE GMWB RIDER HAS BEEN SELECTED.

AGLC101859-NY

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MODIFIED ENDOWMENT CONTRACT

CONTRACT If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [ ] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE I (or we, if Joint Owners), hereby authorize USL to act on
BOX HERE:           e-service instructions, if elected, to transfer values
                    among the variable divisions and the USL Declared Fixed
                    Interest Account and to change allocations for future
                    premium payments and monthly deductions given by:

                    [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [ ] Policy Owner(s) or the Agent/Registered Representative
                        who is appointed to represent USL and the firm authorized to service my policy.

                    USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

SUITABILITY

ALL QUESTIONS MUST 1.  Have you, the Proposed Insured or Owner (if
BE ANSWERED.           different), received the variable universal
                       life insurance policy prospectus and the
                       investment choices brochure describing the
                       investment options?                               [ ] yes [ ] no

                   2.  Do you understand and acknowledge:

                       a.   THAT THE POLICY APPLIED FOR IS VARIABLE,
                            EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                            WHICH MEANS THAT YOU NEED TO RECEIVE AND
                            UNDERSTAND CURRENT PROSPECTUSES FOR THE
                            POLICY AND THE UNDERLYING ACCOUNTS?          [ ] yes [ ] no

                       b.   THAT ANY BENEFITS, VALUES OR PAYMENTS
                            BASED ON PERFORMANCE OF THE SEGREGATED
                            ACCOUNTS MAY VARY: AND                       [ ] yes [ ] no

                            (1)   ARE NOT GUARANTEED BY THE COMPANY,
                                  ANY OTHER INSURANCE COMPANY, THE
                                  U.S. GOVERNMENT OR ANY STATE
                                  GOVERNMENT?                            [ ] yes [ ] no

                            (2)   ARE NOT FEDERALLY INSURED BY THE
                                  FDIC, THE FEDERAL RESERVE BOARD OR
                                  ANY OTHER AGENCY, FEDERAL OR STATE?    [ ] yes [ ] no

                       c.   THAT IN ESSENCE, ALL RISK IS BORNE BY
                            THE OWNER EXCEPT FOR FUNDS PLACED IN THE
                            USL DECLARED FIXED INTEREST ACCOUNT?         [ ] yes [ ] no

                       d.   THAT THE POLICY IS DESIGNED TO PROVIDE
                            LIFE INSURANCE COVERAGE AND TO ALLOW FOR
                            THE ACCUMULATION OF VALUES IN THE
                            SEGREGATED ACCOUNTS?                         [ ] yes [ ] no

                       e.   THE AMOUNT OR DURATION OF THE DEATH
                            BENEFIT MAY INCREASE OR DECREASE,
                            DEPENDING ON THE INVESTMENT EXPERIENCE
                            OF THE SEPARATE ACCOUNT?                     [ ] yes [ ] no

                       f.   THE POLICY VALUES MAY INCREASE OR
                            DECREASE, DEPENDING ON THE INVESTMENT
                            EXPERIENCE OF THE SEPARATE ACCOUNT, THE
                            USL DECLARED FIXED INTEREST ACCOUNT
                            ACCUMULATION, AND CERTAIN EXPENSE
                            DEDUCTIONS?                                  [ ] yes [ ] no

                   3.  Do you believe the Policy you selected meets
                       your insurance and investment objectives and
                       your anticipated financial needs?                 [ ] yes [ ] no

AGLC101859-NY

ELECTRONIC DELIVERY CONSENT

              The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format. This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

              .   Contract prospectuses and supplements

              .   Investment option prospectuses and supplements

              .   Statements of additional information

              .   Annual and semi-annual investment option reports

              This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York, P.O. Box 4880 Houston, Texas 77210-4880. Attn:
              Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

              In order to participate in this delivery method you must have access to the following:

              .   A personal computer with CD-ROM hardware and software

              . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,

              .   Communication access to the Internet.

              Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

              We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

              Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

              By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

              I consent to receive electronic delivery of the documents specified above.


     ------------------      ----------------------------------
     Signature of Owner      Please provide your e-mail address

     If you prefer CD-ROM Delivery, please check here [ ]

SIGNATURES

SIGNATURES    Signed at (city, state)

              ________________________________________________________________

              Print name of Broker/Dealer

              ________________________________________________________________

              X Registered representative State       license #     Date

              _________________________________       _________     __________

              X Primary proposed insured                            Date

              _________________________________________________     __________

              X Owner                                               Date

              _________________________________________________     __________
              (If different from Proposed Insured)

              X Joint Owner                                         Date

              _________________________________________________     __________
              (If applicable)

AGLC101859-NY